ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1
NEWS RELEASE

Abraxas to Present at the IPAA Oil & Gas Investment Symposium

SAN ANTONIO (January 15, 2010) - Abraxas Petroleum Corporation (NASDAQ:AXAS) is scheduled to present at the Independent Petroleum Association of America’s (“IPAA”) Oil & Gas Investment Symposium being held January 19-20, 2010 in Hollywood, Florida.

The presentation is scheduled to begin at 11:15 a.m. Eastern Time (10:15 a.m. CT) on Wednesday, January 20, 2010.  The live audio webcast with the corresponding PowerPoint presentation will be available at http://www.investorcalendar.com/CEPage.asp?ID=154264 or on the Company’s web site, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations.  The webcast including the slide presentation will be archived on the Company’s web site for 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and Gulf Coast regions of the United States.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/ Vice President – Corporate Finance
Phone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232
Office: 210.490.4788    Exec/Acctg Fax: 210.490.8816